UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011 (June 9, 2011)

NIVS IntelliMedia Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34262	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31,
Shuikou Road, Huizhou,
Guangdong, People’s Republic of China 516006

(Address, including zip code, of principal executive offices)

86-752-3125862
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

Engagement of New Independent Registered Public Accounting Firm

On May 19, 2011, the Company reported the resignation of BDO China Li Xin Da Hua CPA Co., Ltd. as the Company’s independent auditor, effective immediately.  On June 9, 2011, the Audit Committee of the Company’s Board of Directors approved the appointment of Friedman LLP (“Friedman”) as the Company’s independent auditor, effective immediately.

During the years ended December 31, 2010 and 2009 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Friedman with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Friedman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS INTELLIMEDIA TECHNOLOGY GROUP, INC.

Date: June 14, 2011	By:	/s/ Tianfu Li
Name: Tianfu Li
Title: Chief Executive Officer